Our File No.:	58123V-300405
Date:	September 27, 2023

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

Attention: Board of Directors

Re:	ProMIS Neurosciences Inc.

Resale Registration Statement on Form S-3

We have acted as Ontario legal counsel to ProMIS Neurosciences Inc. (the “Corporation”) with respect to certain legal matters in connection with the registration statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the U.S Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Corporation under the Securities Act of the resale from time to time by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) or by the placement agent identified in the Registration Statement (the “Placement Agent”) of an aggregate of 22,128,408 common shares, no par value (the “Common Shares”), of the Corporation comprised of:

(a)

9,945,969 Common Shares (the “Unit Shares”) that partially comprise 9,945,969 common share units (the “Common Share Units”) issued pursuant to the unit purchase agreement entered into between the Corporation and Selling Shareholders, dated August 21, 2023 (the “Purchase Agreement”), in connection with a private placement offering (the “Private Placement”), at a price of US$1.88 per Common Share Unit;

(b)

954,725 Common Shares (the “Pre-Funded Warrant Shares”) issuable immediately upon exercise of 954,725 pre-funded warrants (the “Pre-Funded Warrants”), that partially comprise 954,725 pre-funded units (the “Pre-Funded Units”), at an exercise price of US$0.01 issued pursuant to the Purchase Agreement at a price of US$1.87 per Pre-Funded Unit;

(c)

10,900,694 Common Shares (the “Warrant Shares”) issuable upon the exercise of warrants (each, a “Warrant”) that partially comprise each of the Common Share Units and the Pre-Funded Units issued pursuant to the Purchase Agreement in connection with the Private Placement, with each whole Warrant entitling the holder thereof to purchase one Warrant Share at a price of US$1.75 until February 21, 2029 and may be exercised commencing February 21, 2024; and

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(d)

327,020 Common Shares (“Placement Agent Shares”) issuable upon exercise of 327,020 placement agent warrants (the “Placement Agent Warrants”) issued to the Placement Agent as compensation under the Private Placement.

The Unit Shares, Pre-Funded Warrant Shares and Warrant Shares are being registered pursuant to a Registration Rights Agreement, dated August 21, 2023, entered into between the Corporation and Selling Shareholders (the “Registration Rights Agreement”), pursuant to which the Corporation is required to prepare and file a registration statement with the Commission under the Securities Act, covering the resale of the Unit Shares, Pre-Funded Warrant Shares and Warrant Shares issued to Selling Shareholders under the Purchase Agreement. The Placement Agent Shares issued as compensation to the Placement Agent for the Private Placement are also being registered.

Scope of Review and Reliances

For the purpose of rendering our opinions expressed below, we have examined and relied upon the following documents:

(a)	the form of Purchase Agreement;
(b)	the Registration Rights Agreement;
(c)	the Registration Statement and the exhibits thereto;
(d)	the articles and bylaws of the Corporation in effect as of the date hereof (the “Constating Documents”);
(e)	the form of certificate representing the Warrants (the “Warrant Certificate”);
(f)	the form of certificate representing the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”);
(g)	the form of certificate representing the Placement Agent Warrants (the “Placement Agent Warrant Certificate”);
(h)	a certificate of the Chief Executive Officer of the Corporation as to certain factual matters relating to the Private Placement dated the date hereof (the “Officer’s Certificate”); and
(i)	such other documents as we have deemed relevant.

We have relied exclusively upon the certificates, documents and records referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent investigation or verification of such factual matters.

We have considered such questions of law, made such investigations and examined and relied upon such originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such additional public and corporate records, records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render our opinions expressed herein.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)	We are solicitors qualified to practice law in the Province of Ontario. The opinion is limited to the laws of the Province of Ontario, including all applicable

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provisions of the Business Corporations Act (Ontario) (the “OBCA”) and the federal laws of Canada applicable in Ontario, in each case as in effect on the date hereof. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws. We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving the Company after the date hereof;

(b)

We have assumed: (i) the genuineness of all signatures on documents examined by us, including electronic signatures; (ii) the legal capacity of the officers of the Corporation; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;

(c)

We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof;

(d)

We have assumed at the time of issuance of any Warrant Shares, Pre-Funded Warrant Shares or Placement Agent Shares the Corporation will validly exist under the OBCA and will have the necessary corporate power for such issuance; and

(e)

We have assumed at the time of issuance of any Warrant Shares, Pre-Funded Warrant Shares or Placement Agent Shares, the Constating Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered in such a matter to prohibit such issuance and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof.

Opinions

Based and relying on the foregoing, we are of the opinion that:

1.	The 9,945,969 Unit Shares have been duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.
2.

The issuance of the 954,725 Pre-Funded Warrant Shares upon due exercise of the Pre-Funded Warrants have been duly authorized by the Corporation and upon exercise of such Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrant Certificates, including full payment of the exercise price per Pre-Funded Warrant Share purchased, the Pre-Funded Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation

3.

The issuance of the 10,900,694 Warrant Shares upon due exercise of the Warrants have been duly authorized by the Corporation and upon exercise of such Warrants in accordance with the terms of the Warrant Certificates, including full payment of the exercise price per Warrant Share purchased, the Warrant Shares will be duly and

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validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

4.

The issuance of the 327,020 Placement Agent Shares upon due exercise of the Placement Agent Warrants have been duly authorized by the Corporation and upon exercise of such Placement Agent Warrants in accordance with the terms of the Placement Agent Warrant Certificates, including full payment of the exercise price per Placement Agent Share purchased, the Placement Agent Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

Our opinions are rendered solely for the benefit of the addressees, are being delivered in connection with the transactions described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other person without our prior written consent.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours Truly,

“McMillan LLP”